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Exhibit 10.61

BIOVAIL CORPORATION

SHORT TERM INCENTIVE PLAN (STIP)

Section 1.    Purpose

        Biovail Corporation ("Biovail") previously established the Biovail Corporation Short Term Incentive Plan (the "Plan") effective January 1, 2007. The purpose of the Plan is to attract and retain the services of employees and officers of Biovail and its subsidiaries and affiliates, and to recognize and reward the achievement of specific company, division/function and individual performance objectives over the performance period. This Plan is amended and restated effective January 1, 2009 to implement changes required pursuant to and consistent with section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code"). Until December 31, 2008 the Plan has been operated in accordance with transition relief established by the Treasury Department and Internal Revenue Service pursuant to section 409A of the Code.

Section 2.    Definitions

        For purposes of the Plan, the following terms shall have the meanings as set forth below:

  (a)
  "Award" means the actual incentive award earned by a Participant under the Plan for any Performance Period.

  (b)
  "Board of Directors" means the board of directors of the Company, as constituted from time to time.

  (c)
  "Cause" means a Participant's engaging in a Detrimental Activity as defined in the Biovail Corporation 2007 Equity Compensation Plan.

  (d)
  "Company" means Biovail Corporation, a corporation existing under the laws of Canada, and its successors.

  (e)
  "Committee" means the Compensation, Nominating & Corporate Governance Committee of the Board of Directors or its designee, or other such committee of the Board of Directors as may be designated by the Board of Directors from time to time to administer the Plan.

  (f)
  "Disability" means the permanent and total incapacity of a Participant as determined in accordance with procedures established by the Committee for purposes of this Plan.

  (g)
  "Division/Function" means a division, subsidiary, strategic business unit, central function, regional group or other unit classification of the Employer, as specified by the Committee.

  (h)
  "Effective Date" means January 1, 2009. The Plan was originally effective January 1, 2007. The Plan as amended and restated hereunder is effective January 1, 2009.

  (i)
  "Eligible Earnings" means an individual's actual regular base salary earnings during the Plan Year, and shall not include overtime, shift premiums, disability, top up payments, employee referrals, worker's compensation, allowances, incentive payments and any termination payments including severance, termination pay or contractually obligated salary continuance arrangements.

  (j)
  "Employee" means an individual employed by the Employer other than an individual (i) employed in a casual or temporary capacity (i.e., those hired for a specific job of limited duration), (ii) classified by the Employer as a "contractor" or "consultant," no matter how characterized by the any governmental agency or a court. Any change of characterization of an individual by any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.

  (k)
  "Employer" means the Company and its subsidiaries and affiliates.

  (l)
  "Participant" means, for any Performance Period, any Employee other than Employees covered by another incentive plan sponsored by the Employer.

  (m)
  "Performance Goals," for any Performance Period, means the performance goals of the Company, a Division/Function, and/or a Participant, as specified by the Committee, based on such performance measures of objectives, whether quantitative or qualitative, developed by the Committee for the Performance Period. The Performance Goals, may be weighted in such manner as the Committee may allocate, as determined prior to, or as soon as practicable after the beginning of each Performance Period, or such other date as may be determined by the Committee. To the extent applicable, the Committee, in determining whether and to what extent a Performance Goal has been achieved, shall use the information set forth in the Company's audited financial statements. The Performance Goals established by the Committee may (but need not be) different each Performance Period and different Performance Goals may be applicable to different Participants or different classes of Participants.

  (n)
  "Performance Multiplier" means the value applied to the overall award based on the individual performance rating awarded for the performance cycle.

  (o)
  "Performance Period" means the Plan Year or any other period designated by the Committee with respect to which an Award may be earned.

  (p)
  "Plan" means the Biovail Corporation Short Term Incentive Plan as set forth herein and as may be amended from time to time.

  (q)
  "Plan Year" means the calendar year.

  (r)
  "Target" means, for any Participant with respect to any Performance Period, the percentage of the Participant's Eligible Earnings based on their level within the organization as set by the Committee for that Participant for the Performance Period.

  (s)
  "Target Cash" means, for any Participant with respect to any Performance Period, the dollar amount based on the Participant's Target multiplied by the Participant's Eligible Earnings, that the Participant would earn as an award if the target performance were achieved for each of the Performance Goals set by the Committee for that Participant for the Performance Period.

Section 3.    Eligibility and Participation

  (a)
  Eligibility — Subject to the limitations contained in this Section 3, all Employees of the Employer are eligible to participate in the Plan. The Committee shall designate which Employees shall participate in the Plan prior to, or as soon as practicable after the beginning of each Performance Period for each Performance Period. Employees shall be eligible to receive an Award for a Performance Period based on their Eligible Earnings for the Plan Year that the Employee is employed by the Employer.

  (b)
  Participation in Other Incentive Plans — Employees shall participate in only one incentive plan or sales incentive plan for any specific period of time. An Employee may participate in this Plan and another plan sequentially during any Performance Period because of promotion or reassignment; provided that participation in each such incentive plan is a prorated to reflect the period during which he or she participated in each plan.

  (c)
  Conditions to Awards — All Awards shall be made conditional upon the Participant's acknowledgment, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, or any other person having or claiming an interest in such Award. Awards need not be uniform as among Participants.

  (d)
  Termination of Participation — During any Plan Year, an Employee will cease to be a Participant on the earliest to occur of (i) the Participant's death; (ii) the Participant's termination of employment (whether voluntary or involuntary); or (iii) termination of the Plan.

Section 4.    Performance Goals

  (a)   Target

    (i)
    Prior to, or as soon as practicable after the beginning of each Performance Period, or such other date as may be determined by the Committee, the Committee shall determine the Employees who shall be Participants during that Performance Period and determine each Participant's Target. The Company shall notify each Participant of the Participant's Target and the applicable Performance

      Goals that must be satisfied for an Award to be payable under the Plan for that Performance Period.

    (ii)
    A Participant's Target shall be stated as a percentage of his or her Eligible Earnings.

  (b)
  Performance Goals — The Performance Goals shall be weighted in such manner as the Committee may allocate, and will be based on the Participant's level within the organization, unless the Committee determines otherwise at the time Performance Goals are established.

  (i)
  Company Performance Goals — a percentage of the Participant's Target Award shall be based on the achievement of Corporate objectives as determined by the Committee in accordance with the annual objective setting cycle of the Corporation.

  (ii)
  Division/Function Goals — a percentage of the Participant's Target Award shall be based on the attainment of the goals of the division or function established in accordance with the annual objective setting cycle of the Corporation. Divisional supporting functions (Finance, Information Technology, Human Resources, Facilities, Technology Transfer, Quality Assurance, Quality Control and any other departments considered supporting functions by the Committee) will be awarded the divisional percentage determined.

  (iii)
  Individual Goals — a percentage of the Participant's Target Award shall be based on the attainment of the goals of the individual established in accordance with the annual objective setting cycle of the Corporation.

  (c)   Earning an Award

    (i)
    Generally, a Participant earns an Award for a Performance Period based on the level of achievement of the Performance Goals established by the Committee for that Performance Period.

    (ii)
    A Performance Multiplier is applied to the overall Award based on the Participant's overall performance rating awarded for the Performance Period.

Individual Performance Rating	Multiplier Range
Outstanding (OR)	1.2 to 1.5
Exceeds Expectations (EE)	1.0 to 1.2
Achieves Expectations (AE)	.75 to 1.0
Needs Improvement (NI)	0 to .50
Unacceptable (UA)	0
  (iii)
  The Award, if any, to be received by a Participant whose performance is rated below standard, will be in the sole discretion of the Committee.

Section 5.    Payment of Awards

  (a)
  Form of Payment — All Awards shall be paid in a single lump sum cash payment on or after January 1 but not later than March 15th of the Plan Year following the Plan Year for which such Award is earned.

  (b)
  Termination of Employment — Except as provided in (c) below, if the Participant terminates employment for any reason at any time during a Performance Period, the Participant shall not be entitled to an Award under the Plan. In addition, if a Participant engages in conduct that constitutes Cause, the Participant shall not be entitled to an Award under the Plan.

  (c)
  Retirement, Death and Disability — If a Participant retires (as determined by the Committee in its sole and absolute discretion), incurs a Disability or dies during the Plan Year, the Award, if any is earned based on actual achievement of the applicable Performance Goals, shall be pro-rated based upon the duration of the Participant's participation in the Plan during such Plan Year and shall be paid to the Participant or the Participant's designated beneficiary on or after January 1 but not later than March 15th of the Plan Year following the Plan Year for which such Award is earned.

  (d)
  Designation of Beneficiary — Except as otherwise required by applicable law, any payments under the Plan payable to a Participant following the Participant's death shall be paid to the beneficiary designated on the Participant's Employer-provided life insurance policy or, if no such policy is provided or the Participant has conflicting beneficiary designations, to the Participant's estate. Payment in accordance with this Section 5 shall fully and completely discharge the Employer from all further obligations under this Plan with respect to the deceased Participant, and any entitlements of the Participant under the Plan shall terminate upon such full payment.

Section 6.    Plan Administration

  (a)
  Committee — The Plan shall be supervised by the Committee. The Committee shall supervise the Plan consistent with the purpose and the terms of the Plan. Subject to the terms of the Plan, the Committee shall have full authority to (i) designate Participants; (ii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan; (iii) to determine each Participant's Target Award; (iv) to approve Awards; (v) to decide facts in any case arising under the Plan; and (vi) make all other determinations including factual determinations, and take all other actions that the Committee deems necessary or desirable for the proper administration of the Plan, including the delegation of such authority or power, where appropriate; provided that only the Committee shall have the authority to amend or terminate the Plan. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. The Committee's supervision of the Plan, including all such rules and regulations, interpretations, selections, determinations, approvals, decisions, delegations, amendments, terminations and all other actions, shall be final and binding on the Employer and all Employees of the Employer, including the Participants and their beneficiaries.

  (b)
  Employment Contracts — In addition to the foregoing, the Committee shall have the power to vary or waive any provision of the Plan in respect of a Participant in order to satisfy the terms of such Participant's employment contract with the Employer and to eliminate any conflict between such contract and the provisions of the Plan; provided that, to the extent applicable, the Committee shall vary or waive such provision in a manner that complies with section 409A of the Code.

Section 7.    Termination, Modifications, and Amendments

        The Company reserves the right to terminate the Plan or from time to time make modifications or amendments of the Plan as it may, in its sole discretion, deem advisable.

Section 8.    Miscellaneous

  (a)
  Withholding — The Employer shall be authorized to withhold from any payment due under the Plan the amount of withholding taxes due in respect to the Plan and to take such other action as may be necessary in the opinion of the Employer or to satisfy all obligations for the payment of such taxes.

  (b)
  No Right to Employment — No person shall have any claim or right to be granted an Award, and the Plan shall not be construed as giving a Participant the right to be retained in the employ of, or in any other relationship with, the Employer. Further, the Employer, expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein.

  (c)
  Offset — Subject to the applicable requirements of section 409A of the Code, if a Participant becomes entitled to a payment under the Plan, and at the time of payment the Participant has any outstanding debt, obligation, or other liability representing an amount owing to the Employer (as determined by the Employer), including amounts owing on Employer credit cards, then in the sole and absolute discretion of the Employer, the payment otherwise distributable may be offset by such amount.

  (d)
  Governing Law — To the extent that federal laws do not otherwise control, the Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

  (e)
  Severability — The Plan is intended to comply in all respects with applicable laws and regulations. If any one or more of the provisions of the Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation, the validity, legality and unenforceability of the remaining provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit the Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

  (f)
  No Assignment — A Participant's rights and interests under the Plan may not be assigned or transferred, and any attempted assignment or transfer of such rights and interests shall be null and void.

  (g)
  Headings — Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

  (h)
  Notice — Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if sent via first class mail, in writing and hand delivered, sent via electronic mail, or transmitted by facsimile, to the human resources department or to such other entity as the Committee may designate from time to time. Such notice shall be deemed given as to the date of delivery, or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

  (i)
  Section 409A — This Plan is intended to be exempt from section 409A of the Code by making payments within the short-term deferral exception set forth in the regulations under section 409A of the Code. However, to the extent that any such payment under this Plan is deferred compensation subject to the requirements of section 409A of the Code, payment shall only be made under the Plan upon an event and in a manner permitted by section 409A of the Code, including the requirement that payments made to "specified employees" (as defined below) be postponed until the first payroll date after the expiration of the six month period following the date of the specified employee's "separation from service" (within the meaning of such term under section 409A of the Code). If the Participant dies during the postponement period prior to the payment of postponed amount, the amount postponed on account of section 409A of the Code will be paid to the personal representative of the Participant's estate within 60 days after the date of the Participant's death. If a payment is not made by the designated payment date under the Plan, the payment shall be made by December 31 of the calendar year in which the designated date occurs. To the extent that any provision of the Plan would cause a conflict with the requirements of section 409A of the Code, or would cause the administration of the Plan to fail to satisfy the requirements of section 409A of the Code, such provision shall be deemed null and void to the extent permitted by applicable law. In no event shall a Participant, directly or indirectly, designate the calendar year of payment. A "specified employee" means an employee who, at any time during the 12 month period ending on the identification date, is a "specified employee" under section 409A of the Code, as determined by the Committee. The determination of specified employees, including the number and identity of persons considered specified employees and the identification date, will be made by the Committee in accordance with a procedure established by the Company, which complies with the provisions of sections 416(i) and 409A and the regulations issued thereunder.

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  Exhibit 10.61
SHORT TERM INCENTIVE PLAN (STIP)